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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cygnus, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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        April 29, 2003

Dear Cygnus Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Cygnus, Inc. ("Cygnus" or the "Company"), which will be held on June 9, 2003, at 9:00 a.m. local time, at the Sofitel Hotel, 223 Twin Dolphin Drive, Redwood City, California 94065.

        At this year's Annual Meeting, you will be asked to re-elect five directors for the next year and ratify the re-appointment of Ernst & Young LLP as the Company's independent auditors. Additionally, the Board of Directors is recommending that you approve the amendment to the Company's 1999 Stock Incentive Plan to extend the term of the 1999 Stock Incentive Plan so that the 1999 Stock Incentive Plan will expire on March 18, 2013 instead of January 1, 2004. The accompanying Notice of Annual Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

        Included in this package is Cygnus' 2002 Annual Report and Form 10-K, which is also available by telephoning us at (650) 369-4300. The Annual Report contains our letter to stockholders. You will find the Company's audited consolidated financial statements included as part of the Form 10-K.

        Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card promptly in the accompanying postage-paid envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by giving notice and voting in person at the Annual Meeting.

        I hope to see you at the Annual Meeting. Should you require directions to the Annual Meeting, please contact the Company's headquarters at (650) 369-4300.

Sincerely yours,

John C Hodgman Chairman, President and Chief Executive Officer Cygnus, Inc. Redwood City, California

CYGNUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2003

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Cygnus, Inc., a Delaware corporation ("Cygnus" or the "Company"), will be held on June 9, 2003, at 9:00 a.m. local time, at the Sofitel Hotel, 223 Twin Dolphin Drive, Redwood City, California 94065 to act on the following matters:

1.
To re-elect five directors of the Company to serve until the next annual meeting or the election of their successors.

2.
To approve an amendment to the 1999 Stock Incentive Plan to extend the term of the 1999 Stock Incentive Plan so that the 1999 Stock Incentive Plan will expire on March 18, 2013 instead of January 1, 2004.

3.
To ratify the re-appointment of Ernst & Young LLP to serve as the Company's independent auditors.

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 14, 2003 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the corporate offices of the Company.

        All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign, date, and return the enclosed proxy card as promptly as possible in the postage-paid envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

Barbara G. McClung Secretary Cygnus, Inc. Redwood City, California

YOUR VOTE IS IMPORTANT.

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY.

CYGNUS, INC.
400 PENOBSCOT DRIVE
REDWOOD CITY, CALIFORNIA 94063

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2003

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Cygnus, Inc., a Delaware corporation ("Cygnus" or the "Company") for use at the Annual Meeting of Stockholders to be held on June 9, 2003, at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein (the "Annual Meeting"). The Annual Meeting will be held at the Sofitel Hotel, 223 Twin Dolphin Drive, Redwood City, California 94065. These proxy solicitation materials were mailed on or about April 29, 2003 to all stockholders entitled to vote at the Annual Meeting.

Proxies and Solicitation Costs

        The enclosed proxy is solicited by the Company's Board of Directors and, when the proxy card is properly completed and returned, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted "FOR" Proposals 1, 2, and 3 described in the accompanying Notice and this Proxy Statement and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Company, Attention: Chief Financial Officer, at 400 Penobscot Drive, Redwood City, California 94063, a written notice of revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.

        The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers, regular employees or outside vendors in person or by telephone, facsimile or email. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company has hired Georgeson Shareholder to solicit proxies, and the Company does not anticipate paying more than $20,000 for these services.

Record Date, Share Ownership and Voting

        Only holders of Common Stock of record at the close of business on April 14, 2003, the record date and time fixed by the Board of Directors, are entitled to receive notice of and to vote at the Annual Meeting. At the record date, 38,478,671 shares of Common Stock were issued and outstanding and there were 829 stockholders of record. There is no cumulative voting. Each holder of shares of Common Stock is entitled to one vote on each of the proposals presented in this Proxy Statement for each share of Common Stock held on the record date.

        A majority of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Directors will be elected by plurality vote. The matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of

Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's Common Stock entitled to vote at that meeting shall become directors at the conclusion of the tabulation of votes. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present or represented for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. However, if shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934,as amended, requires the Company's officers and directors, as well as persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received and representations from certain reporting persons that no filings were required for such persons, the Company believes that its officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements for the 2002 fiscal year.

Householding

        The SEC recently approved a new rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage houses have instituted householding. In accordance with a notice sent out earlier this year to certain beneficial stockholders who share a single address, only one annual report and proxy statement will be sent to that address unless any stockholder gives contrary instructions. If any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, such stockholder may telephone us at (650) 369-4300 or write to the Company at Cygnus, Inc., Attention: Corporate Communications, 400 Penobscot Drive, Redwood City, California 94063.

PROPOSAL ONE—RE-ELECTION OF DIRECTORS

        A Board of five directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees to the Board of Directors named below. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the proxy holders to fill such vacancy. However, it is not expected that any nominee will be unable or will decline to serve as a director. If a nomination is made to elect an individual to the vacant position on the Board, the proxy holders will propose a nominee to fill such position and vote all proxies received by them to ensure the election of as many of the Company's nominees as possible. The Company's Bylaws fix the Board at five directors. If stockholders nominate persons other than the Company's nominees for election as directors, the proxy holders will vote all proxies received by them to ensure the election of as many of the Company's nominees as possible. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until the director's successor has been elected.

Name of Nominee	Age	Principal Occupation	Director Since
Frank T. Cary(1)(2)(3)	82	Former Chairman and Chief Executive Officer of International Business Machines Corporation	1992
John C Hodgman(4)	48	Chairman of the Board of Directors, President and Chief Executive Officer of Cygnus	1998
André F. Marion(1)(2)(3)	67	Vice Chairman of the Board of Directors of Cygnus, Former Vice President of the Perkin-Elmer Corporation; Former Chairman and Chief Executive Officer of Applied Biosystems, Inc.	1994
Richard G. Rogers(1)(2)(3)	74	Former President and Chief Operating Officer of Syntex Corporation	1989
Walter B. Wriston(1)(2)(3)	83	Former Chairman and Chief Executive Officer of Citicorp/Citibank, N.A.	1992

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating Committee

(4)
Member of the Employee Stock Option Committee

Business Experience of Nominees for Re-Election as Directors

        Mr. Cary has served as a director since July 1992. He was Chairman of the Board and Chief Executive Officer of International Business Machines Corporation (IBM) from 1973 until his retirement in 1981. Mr. Cary is also a director of Celgene Corporation, ICOS Corporation, Lexmark International, Inc., VION Pharmaceuticals, Inc. and Lincare Holdings, Inc.

        Mr. Hodgman was appointed Chairman of the Board in 1999 and has served as a director, President and Chief Executive Officer of Cygnus since August 1998. He was President, Cygnus Diagnostics from May 1995 to August 1998, during which time he was responsible for all commercialization efforts for the GlucoWatch® Biographer and was also Chief Financial Officer. Mr. Hodgman joined Cygnus in August 1994 as Vice President, Finance and Chief Financial Officer. Prior to joining Cygnus, Mr. Hodgman served as Vice President of Operations and Finance, Chief Financial Officer and a Board of Directors member for Central Point Software, a personal computer and networking software company. Prior to that, he was the Vice President of Finance and

Administration and Chief Financial Officer of Ateq Corporation. Mr. Hodgman holds a B.S. degree from Brigham Young University and an M.B.A. from the University of Utah. Mr. Hodgman is also a director of Immersion Corporation.

        Mr. Marion was appointed Vice Chairman of the Board in August 1998. He has served as a director of Cygnus since August 1994. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chairman of the Board and Chief Executive Officer from 1981 until February 1993, when it merged with the Perkin-Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of the Perkin-Elmer Corporation and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion is also a director of Molecular Devices Corp., Applied Imaging Corporation, Aclara BioSciences, Inc. and several privately held companies.

        Mr. Rogers has served as a director since October 1989. He was President and Chief Operating Officer of Syntex Corporation, a pharmaceutical company, from 1982 until his retirement in 1985.

        Mr. Wriston has served as a director of Cygnus since July 1992. He was Chairman of the Board of Citicorp/Citibank, N.A. from 1970 through 1984 and its Chief Executive Officer from 1967 until his retirement in 1984. Mr. Wriston is also a director of ICOS Corporation, VION Pharmaceuticals, Inc. and other privately held companies.

Board Meetings and Committees

        The Board of Directors of the Company held five regularly scheduled meetings during the 2002 fiscal year. Each of the nominees attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors and the committees of the Board on which the director served. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and an Employee Stock Option Committee.

        The Audit Committee, which consisted of independent non-employee directors Wriston (chair), Cary, Marion and Rogers, in fiscal 2002 held two regularly scheduled meetings and two special meetings. The principal functions and responsibilities of the Audit Committee are to oversee the Company's financial reporting processes on behalf of the Board of Directors and to report the results of its activities to the Board. The members of the Audit Committee are independent, as defined under Rule 4200(a)(4) of the Nasdaq Stock Market Rules. The Audit Committee has determined that the non-audit services provided by the Company's independent auditors are compatible with maintaining the auditors' independence. In 2000, the Board of Directors adopted a written Charter for the Audit Committee.

        The Compensation Committee, which also consisted of independent non-employee directors Cary (chair), Marion, Rogers and Wriston, in fiscal 2002 held one regularly scheduled meeting. The Compensation Committee establishes the Company's executive compensation policy, approves the bonus plans and incentive option plans, and grants stock options and stock bonuses to officers.

        The Nominating Committee, which also consisted of independent non-employee directors Marion (chair), Cary, Rogers and Wriston, in fiscal 2002 held one regularly scheduled meeting. The Nominating Committee nominates qualified candidates to fill vacancies on the Board of Directors, proposes qualifications requisite for continuing service as a member of the Board of Directors, and considers whether nominees for the Board of Directors duly proposed by stockholders meet the requisite qualifications for serving as a member of the Board of Directors.

        The Employee Stock Option Committee, which consisted of director Hodgman, took action by written consent on nineteen separate occasions in fiscal year 2002. The Employee Stock Option Committee was established by the Board of Directors to grant stock options to the Company's employees (other than officers of the Company) and consultants under the Company's stock plan, and such Committee is currently responsible for making grants under the Company's 1999 Stock Incentive Plan.

Compensation of Directors

        All non-employee directors of the Company receive $3,750 per fiscal quarter, a $1,000 fee for attending each Board meeting and a $500 fee for attending each committee meeting. Non-employee directors are also eligible to receive periodic stock option grants under the Automatic Option Grant Program in effect for them under the Company's 1999 Stock Incentive Plan. Automatic option grants are made under the 1999 Stock Incentive Plan as follows: (i) on the first trading day in June of the year the non-employee Board member is first elected or appointed as such, he or she will automatically receive an option grant for 6,000 shares of Common Stock, and (ii) on the first trading day in June of each subsequent year that such person continues to serve as a non-employee Board member, he or she will automatically receive an additional option for that number of shares which is equal to 110% of the shares that were subject to the previous year's grant. In addition, any person who becomes a non-employee Board member after the first trading day in June but before December 31 of any year will receive his or her initial automatic grant on the date of his or her initial election or appointment to cover the option that person would have received on the first trading day in June of that year had such Board member then been eligible. Each automatic option grant under the 1999 Stock Incentive Plan has a price equal to 100% of the fair market value of the Common Stock on the option grant date and becomes exercisable for the option shares on the first anniversary of such grant date.

        On June 3, 2002, directors Cary, Rogers and Wriston each received an automatic option grant under the 1999 Stock Incentive Plan for 15,563 shares, and director Marion received an automatic grant for 14,148 shares. Each such grant has an exercise price per share equal to $2.02, the fair market value of the Common Stock on the grant date, and has a term of ten (10) years measured from such grant date. The options become exercisable for all the option shares on the first anniversary of the grant date, subject to termination in the event of the optionee's cessation of Board service prior to such time. In addition, the options will immediately accelerate in full upon an acquisition of the Company, unless the options are assumed by the successor corporation.

Compensation Committee Interlocks and Insider Participation

        None of the Company's executive officers serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board of Directors or Compensation Committee.

Indemnification of Directors and Officers

        The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. Each director and officer of the Company has entered into a separate indemnification agreement with the Company.

Stockholder Approval

        The affirmative vote of the holders of a majority of the Company's voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of Proposal One.

  The Board of Directors recommends a vote in favor of each named nominee.

PROPOSAL TWO—APPROVAL OF AN AMENDMENT TO
THE COMPANY'S 1999 STOCK INCENTIVE PLAN

General

        At the Annual Meeting, stockholders will be asked to approve an amendment to the Company's 1999 Stock Incentive Plan (the "1999 Plan") that will extend the term of the 1999 Plan so that the 1999 Plan will expire on March 18, 2013 instead of January 1, 2004. This amendment requires stockholder approval.

        The following is a summary of the principal features of the 1999 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual 1999 Plan document may do so upon written request to the Corporate Secretary at the Company's corporate offices in Redwood City, California.

Share Reserve

        The aggregate number of shares that has been reserved for issuance under the 1999 Plan is 11,416,385 shares of Common Stock. The amendment to the 1999 Plan does not add any additional shares of Common Stock. As of April 14, 2003, a total of 475,164 shares of Common Stock remained available for issuance pursuant to option grants and stock awards under the 1999 Plan.

        In no event may any one participant in the 1999 Plan be granted restricted stock, stock units or stock appreciation rights awards for more than 1,200,000 shares in the aggregate under the 1999 Plan. In addition, no participant in the 1999 Plan may receive stock options in a calendar year that exceed 25% of the shares authorized for award under the 1999 Plan.

        In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the class and number of securities issuable (on both an aggregate and per-participant basis) under the 1999 Plan and under each outstanding option and equity-based award. Appropriate adjustments will also be made to the exercise price (if any) payable per share under the outstanding options and equity-based awards.

Administration

        The Employee Stock Option Committee is responsible for administering the 1999 Plan with respect to restricted stock, stock units, stock options, stock appreciation rights and other awards to be made to employees who are not executive officers of the Company and to consultants in the Company's service. The Compensation Committee of the Board administers the 1999 Plan with respect to stock options, restricted stock, stock units and stock appreciation rights and other awards to be made to executive officers of the Company, who are subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended. Each such committee, acting in its administrative capacity, will be referred to as the "1999 Plan Administrator." The 1999 Plan Administrator has complete discretion, subject to the provisions of the 1999 Plan, to authorize stock options, restricted stock, stock units and stock appreciation rights awards under the 1999 Plan. However, all stock option grants made under the Automatic Option Grant Program will be made in compliance with the provisions of that program, and no administrative discretion will be exercised by the 1999 Plan Administrator with respect to the grants made under such program.

Equity Incentive Program Eligibility

        The 1999 Plan consists of (i) discretionary stock option grants, (ii) equity-based awards under which the 1999 Plan Administrator may award restricted stock, stock units and stock appreciation rights (collectively, "equity-based awards"), and (iii) an Automatic Option Grant Program. Employees

(including officers and directors) of the Company and its subsidiaries will be eligible to participate in the discretionary option grant and equity-based award programs. Only the non-employee Board members will be eligible to participate in the Automatic Option Grant Program.

        As of April 14, 2003, approximately 67 employees (including officers and an employee director), 1 independent contractor and/or consultant, and 4 non-employee members of the Board were eligible to participate in the 1999 Plan.

Discretionary Option Grants

        The 1999 Plan Administrator may grant nonstatutory stock options, incentive stock options (which are entitled to favorable tax treatment), or a combination thereof under the 1999 Plan. The number of shares of the Company's Common Stock covered by each stock option granted to a participant will be determined by the 1999 Plan Administrator, but no participant may be granted stock options in a calendar year that exceed 25% of the shares authorized for award under the 1999 Plan.

        Stock options become exercisable at the times and on the terms established by the 1999 Plan Administrator. The stock option exercise price is equal to the fair market value of Company shares on the date the options vest. Stock options expire at the times established by the 1999 Plan Administrator, but not later than ten (10) years after the date of grant. The 1999 Plan Administrator may extend the maximum term of any stock option granted under the 1999 Plan, subject to such ten-year limit.

Equity-Based Awards

        The 1999 Plan Administrator may award shares of Common Stock that are generally not paid for, but which are not transferable unless certain conditions are met. Such an award is called restricted stock. When the restricted stock award conditions are satisfied, then the participant is vested in the shares and has complete ownership of the shares. At any particular time, a participant may be partially vested, fully vested or not vested at all in the restricted stock that was awarded.

        The 1999 Plan Administrator may also award stock units. A stock unit is a bookkeeping entry that represents the equivalent of a Company share of Common Stock. A stock unit is similar to restricted stock in that the 1999 Plan Administrator will establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock unit. When the participant satisfies the conditions of the stock unit award, the Company will pay the participant for the vested stock units with either cash or Company shares. The amount received will depend upon the degree of achievement of the performance goals, although the 1999 Plan Administrator has discretion to reduce or waive any performance objectives. No stock units have ever been awarded under the 1999 Plan.

        Additionally, the 1999 Plan Administrator may grant stock appreciation rights, and such grants may be made in conjunction with stock options. The number of shares covered by each stock appreciation right will be determined by the 1999 Plan Administrator. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount determined by multiplying (a) the difference between (i) the fair market value of a share of the Company's Common Stock on the date of exercise and (ii) the grant price (fair market value of a share on the grant date) times (b) the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash or shares of the Company's Common Stock, as determined by the 1999 Plan Administrator. Stock appreciation rights are exercisable at the times and on the terms established by the 1999 Plan Administrator. No stock appreciation rights have ever been awarded under the 1999 Plan.

Automatic Option Grant Program

        Non-employee Board members will receive nonstatutory option grants under this program as follows: Each non-employee Board member will automatically receive a nonstatutory option grant for 6,000 shares on the first trading day in June following his or her initial election or appointment. However, any non-employee Board member who is first elected or appointed as such between June 1 and December 31 of any year (and who is not already serving on the Board at that time) will receive an automatic option grant on the date of such initial election or appointment for the number of shares he or she would have received on the first trading day in June of that year had he or she then been eligible. In addition, on the anniversary of each Board member's initial automatic option grant on the first trading day in June, each such continuing non-employee Board member will automatically receive an additional nonstatutory stock option for that number of shares equal to 110% of the number of shares he or she received under the previous year's automatic option grant.

        Each automatic option grant to the non-employee Board members will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date. The options will have a maximum term of ten (10) years measured from the grant date, subject to earlier termination at the end of the three-month period measured from the date of the optionee's cessation of Board service for any reason other than his or her disability or death, and the end of the twelve-month period measured from such date in the event the optionee's service terminates by reason of his or her disability or death. Each automatic option grant will become fully exercisable for vested shares on the first anniversary of the option grant date and will remain exercisable until the earlier to occur of (i) the expiration of the option term or (ii) the termination of the option in connection with the optionee's termination of service or an acquisition of the Company.

Amendment and Termination

        The Board may amend or modify the 1999 Plan in any or all respects whatsoever, subject to any required stockholder approval. The Board may terminate the 1999 Plan at any time and the 1999 Plan will terminate on January 1, 2004 unless the stockholders approve this Proposal Two to extend the 1999 Plan's term until March 18, 2013.

New Plan Benefits

        Other than the annual automatic option grants to non-employee directors, all other awards are made at the discretion of the applicable 1999 Plan Administrator. Therefore, the benefits and amounts that will be received by the Chief Executive Officer and the other executive officers, the executive officers as a group and all other employees are not determinable. Details on stock options granted during the last three years to the Chief Executive Officer and the other executive officers are presented in the table entitled "Summary Compensation Table."

Federal Income Tax Consequences

        A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the option. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

        A participant is not deemed to receive any taxable income at the time an award of stock units is granted, nor is the Company entitled to a tax deduction at that time. When vested stock units and any dividend equivalents are settled and distributed, the participant is deemed to receive an amount of ordinary income equal to the amount of cash and/or the fair market value of shares received. This income is subject to withholding taxes for employees or former employees. The Company is allowed a tax deduction in an amount equal to the ordinary income that the participant is deemed to receive.

        The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares transferred upon the exercise for the legally required period. For restricted stock awards, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares or cash received at the time of vesting.

        At the discretion of the 1999 Plan Administrator, the 1999 Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares of Common Stock withheld, and/or by delivering to the Company already-owned shares.

Stockholder Approval

        The affirmative vote of the holders of a majority of the Company's voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the amendment extending the 1999 Plan's term until March 18, 2013. If such stockholder approval is not obtained, then the 1999 Plan will expire on January 1, 2004.

        The Board of Directors recommends that stockholders vote FOR the approval of the term extension for the Company's 1999 Stock Incentive Plan.

PROPOSAL THREE—RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS

        During 2002, the Board of Directors has re-appointed the firm of Ernst & Young LLP, as the Company's independent auditors to serve in the same capacity for the fiscal year ending December 31, 2003 and is asking the stockholders to ratify this re-appointment. In the event the stockholders fail to ratify the re-appointment, the Board of Directors will reconsider its selection. Even if the re-appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders. In addition, the Board of Directors in its discretion may determine not to seek stockholder ratification of any such different independent auditing firm or any independent auditing firm appointed with respect to future fiscal years.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and they will be available to respond to appropriate questions.

        The audit services provided by Ernst & Young LLP during fiscal 2002 included an audit of the Company's annual financial statements; a review of the financial statements included in the Company's quarterly reports on Form 10-Q; audit-related services, such as review of SEC registrations and benefit plans; preparation of comfort letters; consultation on accounting standards and transactions; and non-audit-related services, such as those related to taxes.

Audit and Related Fees

        Audit Fees.    The aggregate fees billed to the Company by Ernst & Young LLP during the Company's 2002 fiscal year for the audit of the Company's annual financial statements and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $270,900.

        Financial Information Systems Design and Implementation Fees.    The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the 2002 fiscal year.

        All Other Fees.    The aggregate fees billed to the Company by Ernst & Young LLP for services rendered to the Company during the 2002 fiscal year, other than the services described above under Audit Fees, totaled $413,782. Of this amount, $300,000 was for audit-related services, which included fees for review of SEC registration statements, audits of the Company's benefit plans, preparation of comfort letters, and consultation on accounting standards and transactions; and $113,782 was for non-audit-related services, which were primarily tax-related.

Stockholder Approval

        The affirmative vote of the holders of a majority of the Company's voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the re-appointment of Ernst & Young LLP as the Company's independent auditors.

        The Board of Directors recommends that stockholders vote FOR the ratification of the re-appointment of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2003.

AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be soliciting material or deemed to be incorporated by reference into any such filing.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee recommends the selection of the Company's independent auditors to the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with the Company's management and the Company's independent auditors. The Chairman, as the representative of the Committee, reviewed the interim financial information contained in each quarterly earnings announcement with management and the Company's independent auditors prior to public release. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The Committee discussed with the Company's independent auditors the matters required to be discussed by American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Committee has held discussions with the Company's independent auditors regarding the auditors' independence from the Company and its management. Also, the Company's independent auditors provided to the Audit Committee the letter and written disclosures confirming their independence, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

        The Committee has reviewed the services provided by, and the fees paid to, the Company's independent auditors and also whether the provision of these services is compatible with maintaining the independence of the Company's auditors.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC.

AUDIT COMMITTEE
Walter B. Wriston (Chairman) Frank T. Cary André F. Marion Richard G. Rogers

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

        The following table lists all persons known by Cygnus to own beneficially, as of April 14, 2003, 5% or more of the outstanding shares of its Common Stock. On December 31, 2002, there were 38,478,671 shares of Cygnus Common Stock outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percentage Owned
The Palladin Group L.P. 195 Maplewood Avenue Maplewood, NJ 07040	4,227,956	(1)	9.99%(1)
FMR Corp 82 Devonshire Street Boston, MA 02109	1,960,350	(2)	5.095%

(1)
Based on a Schedule 13G/A, dated February 14, 2003, The Palladin Group L.P. acts as an investment adviser for certain investors and has shared voting and dispositive power with respect to the shares owned by each investor. None of the investors individually owns 5% or more of the outstanding shares.

(2)
Based on a Schedule 13G/A, dated February 14, 2003, FMR acts as an investment advisor for certain investors and has sole dispositive authority over shares and no voting power with respect to such shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 14, 2003 by (i) each director, (ii) the Chief Executive Officer and each of the other executive officers for the year ended December 31, 2002, and (iii) all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Approximate Percent Owned(2)
Neil R. Ackerman	581,512	1.43%
Craig W. Carlson	417,983	1.02%
Frank T. Cary	128,191	*
John C Hodgman	782,760	1.92%
André F. Marion	110,628	*
Barbara G. McClung	243,704	*
Richard G. Rogers	89,752	*
Walter B. Wriston	103,791	*
All executive officers and directors as a group (eight persons)	2,458,321	6.03%

*
Less than 1% of the shares outstanding.

(1)
This disclosure is made pursuant to certain rules and regulations promulgated by the SEC and, in certain instances, the number of shares shown as being beneficially owned may not be deemed to be beneficially owned for other purposes. This amount includes options to purchase shares exercisable within 60 days of April 14, 2003 in the following amounts: Mr. Ackerman, 555,465 shares; Mr. Carlson, 406,307 shares; Mr. Cary, 83,345 shares; Mr. Hodgman, 728,404 shares; Mr. Marion, 109,628 shares; Ms. McClung, 243,704 shares; Mr. Rogers, 80,701 shares; Mr. Wriston, 98,591 shares.

(2)
Percentage of outstanding Common Stock and of Common Stock that may be acquired upon exercise of outstanding options on or before June 13, 2003 by the persons named above and by all directors and executive officers as a group.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table provides certain summary information concerning compensation paid or accrued by the Company to the Company's Chief Executive Officer and each of the other executive officers of the Company (determined as of December 31, 2002) (hereinafter referred to as the "Named Executive Officers") for the fiscal years ended December 31, 2002, 2001 and 2000:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)	Restricted Stock Awards ($)(2)		Securities Underlying Options (#)	All Other Compensation ($)(2)
John C Hodgman Chairman, President and Chief Executive Officer	2002 2001 2000	$297,115 295,962 300,000	$300,000 300,000 —	— — —	$	— 300,000 —	100,000 100,000 100,000	$150,000 — —
Neil R. Ackerman Chief Technical Officer and Senior Vice President, Research & Development and Scientific Affairs	2002 2001 2000	$242,644 241,702 241,308	$200,000 200,000 —	— — —	$	— 200,000 —	75,000 75,000 75,000	$100,000 — —
Craig W. Carlson Chief Operating Officer, Chief Financial Officer and Senior Vice President	2002 2001 2000	$227,788 226,904 217,692	$200,000 200,000 —	— — —	$	— 175,000 —	75,000 75,000 60,000	$87,500 — —
Barbara G. McClung Senior Vice President, General Counsel and Secretary	2002 2001 2000	$220,928 217,644 213,673	$150,000 150,000 —	— — —	$	— 150,000 —	60,000 60,000 60,000	$75,000 — —

(1)
Represents amounts that were accrued in the indicated year under the Company's employee bonus plan in which all employees of the Company participate.

(2)
A retention restricted stock grant was made on March 2, 2001 to employees, including the Named Executive Officers. Pursuant to the March 2, 2001 grant, restrictions were to be lifted on the performance of certain milestones or on the passage of time. A restriction on one-half (1/2) of the shares was lifted on July 9, 2001, wherein Mr. Ackerman received 20,000 shares, Mr. Carlson received 17,500 shares, Mr. Hodgman received 30,000 shares, and Ms. McClung received 15,000 shares. With respect to the remaining one-half (1/2) of the restricted shares that were scheduled to vest in 2002, the Board paid the officers cash for the value of the remaining one-half (1/2) of the restricted stock in exchange for forfeiture of these shares by the officers to the Company, and the amount of cash paid to each Named Executive Officer is reflected in the All Other Compensation column.

Stock Options

        The following table sets forth information concerning the grant of stock options in fiscal year 2002 under the Company's 1999 Stock Incentive Plan to each of the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during such fiscal year:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value ($) at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
		Percentage of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted(#)(1)
Name			Exercise or Base Price ($/Sh)(2)	Expiration Date
					5%	10%
John C Hodgman	100,000	10.25%	$4.17	02/27/12	$262,249	$664,591
Neil R. Ackerman	75,000	7.69%	$4.17	02/27/12	$196,687	$498,443
Craig W. Carlson	75,000	7.69%	$4.17	02/27/12	$196,687	$498,443
Barbara G. McClung	60,000	6.15%	$4.17	02/27/12	$157,349	$398,754

(1)
Generally, stock option grants become vested (i) for 25% of the underlying shares on the first anniversary of the grant date and (ii) for the balance of the shares in a series of thirty-six (36) successive equal monthly installments over the optionee's thirty-six-month period of service thereafter. These options have a term of ten (10) years measured from the grant date.

(2)
The exercise price may be paid in (i) cash, (ii) shares of Common Stock held for the requisite period to avoid a charge to the Company's earnings for financial reporting purposes, or (iii) through a same-day sale program.

(3)
Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

         The following table sets forth information with respect to the Named Executive Officers concerning exercise of options during the 2002 fiscal year and unexercised options held as of the end of that fiscal year. No stock appreciation rights were exercised by such Named Executive Officers during such fiscal year and no stock appreciation rights were held by them at the end of such fiscal year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL-YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY End(#)		Value of Unexercised In-the-Money Options at FY End($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John C Hodgman	0	N/A	555,904	189,170	$0	$0
Neil R. Ackerman	0	N/A	439,945	141,565	$0	$0
Craig W. Carlson	0	N/A	292,037	137,813	$0	$0
Barbara G. McClung	0	N/A	159,537	116,251	$0	$0

(1)
Market value of shares covered by in-the-money options on December 31, 2002 ($0.66), less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Equity Compensation Plan Information (as of December 31, 2002)

Equity Compensation Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under Equity Compensation Plans, (excluding securities reflected in column (a))(1)
Equity Compensation Plans approved by security holders	4,015,341	$8.71	3,875,818
Equity Compensation Plans not approved by security holders	N/A	N/A	N/A

Total	4,015,341	$8.71	3,875,818

(1)
As of December 31, 2002, the amounts shown include 3,006,863 stock options or shares of restricted stock or stock units or stock appreciation rights available for future issuance under the Company's 1999 Stock Incentive Plan (which has a limit of 1,200,000 shares that can be issued as restricted stock, stock units or stock appreciation rights) and 868,955 shares available for issuance under the Company's Amended Employee Stock Purchase Plan (the "ESPP"). As a result of the Company's stock being delisted from the Nasdaq Stock Market and being quoted on the OTC Bulletin Board effective on January 8, 2003, the ESPP was suspended by the Board of Directors and no shares will be issued under the ESPP until such suspension is lifted.

Employment Agreements

        Effective December 2000, the Company entered into employment agreements with each of the Named Executive Officers. The employment agreements replaced the prior employment and change-in-control agreements for each of the Named Executive Officers. The agreements generally provide that if a Named Executive Officer's employment is constructively terminated or terminated by the Company without cause, then such Named Executive Officer shall receive, with no duty to mitigate, the following: (i) a cash lump sum payment equal to one times the officer's highest amount of base salary and annual bonus, (ii) up to twelve months of health and life insurance benefits, (iii) full vesting of all unvested stock options and restricted stock, and (iv) up to six months of outplacement services. Each Named Executive Officer's unvested stock options shall vest in full upon a change of control in the Company and each Named Executive Officer shall receive an excise tax restoration payment, if necessary. Under the employment agreements, the stated base salaries as of April 14, 2003 for Mr. Hodgman, Mr. Ackerman, Mr. Carlson and Ms. McClung are $300,000, $245,000, $250,000 and $235,000, respectively.

COMPENSATION COMMITTEE REPORT

General

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report and the Performance Graph that follows shall not be deemed to be incorporated by reference into any such filing.

        The Compensation Committee of the Board of Directors (the "Committee") exercises broad oversight responsibilities regarding executive compensation and determines the total compensation of executive officers. The Committee is composed exclusively of independent, non-employee directors. The Committee sets the base salary of the Company's executive officers and administers the Company's 1999 Stock Incentive Plan, under which stock option and restricted stock grants may be made to executive officers and other employees. In addition, the Committee administers the Company's Incentive Bonus Plan, under which the Company's executive officers and other employees may receive a bonus based upon the accomplishment of corporate goals, as well as individual performance, and considers and approves management succession for all of the Company's officers.

        The fundamental policy of the Committee is to attract and retain individuals of high caliber to serve as executive officers of the Company, to motivate their performance in the achievement of aggressive business plans, to achieve the Company's strategic objectives and to align the interests of executive officers with the long-term interest of stockholders by optimizing stockholder value in a rapidly changing health care market environment. Because the Company's underlying philosophy is "pay for performance," each executive's total compensation is based on the overall performance of the Company and the executive as an individual. Accordingly, each executive officer's compensation package comprises three components: (i) base salary, which reflects individual performance and is designed primarily to be competitive with the base salary levels of other companies within the industry of comparable size to the Company, (ii) annual variable bonus awards, which are tied to the achievement of the Company's performance goals and/or retention objectives established and approved by the Board of Directors (as described more fully in the section entitled "Annual Incentive Compensation" herein), and (iii) stock options and restricted stock grants, which align and strengthen the mutuality of interests between the executive officers and stockholders.

        In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

Factors

        The process involved and the factors considered in the executive compensation determination for fiscal year 2002 are summarized below. It is expected that this process will remain the same in fiscal year 2003. However, the Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of "pay for performance."

Salary Levels

        The Company's salary program is designed to reward individual performance within the context of the Company's overall performance. Using survey data as a starting point, the Committee takes into account the performance of each officer based on the achievement of specific performance objectives. Other factors considered in the review include the executive's experience and adherence to the Company's values.

Annual Incentive Compensation

        The Incentive Bonus Plan is designed to reward executive officers for their contributions to corporate objectives and to serve strategic retention objectives. The corporate objectives are established at the beginning of the year by executive management and approved by the Committee and the Board of Directors. Information regarding Company performance (or summaries thereof) is considered by the Committee in a subjective evaluation of overall performance of the Company and the executive officers for purposes of determining actual bonus levels. Based upon 2002 Company performance and retention objectives, the Compensation Committee awarded cash bonuses to the executive officers.

Long-Term Incentive Compensation

        The Company's primary incentive for long-term performance is the utilization of stock options as a component of a competitive, performance-based compensation program. The Committee continues to believe that stock options that are granted at the current market price are an excellent incentive for employees to pursue a long-term strategy that will result in increased stockholder value. The performance stock option grant program is designed to align the interests of the executive officers with those of the Company's stockholders and provide each individual with an incentive to manage the Company from the perspective of stockholders. Stock option grants to executive officers are considered annually and are intended to reflect, as well as reward, the individual's contribution to the achievement of aggressive business goals. Each option grant allows the executive officer to acquire shares of the Company's Common Stock at the fair market price on the grant date. Accordingly, the options will provide a return to the executive only if the market price of the underlying shares appreciates over the terms of the options and the executive remains employed by the Company.

        The guidelines for stock option grants are reviewed and set periodically, based on a comparison to survey data from other pharmaceutical, biotechnology and high technology companies. In 2002, the Committee considered and approved long-term incentive stock option grants for the plan participants that reflected an assessment of each individual's performance and the individual's impact on overall Company performance.

        In January 2003, the Company's stock was delisted from the Nasdaq Stock Market and is now being quoted on the OTC Bulletin Board. As a result of the delisting, the Company suspended the operation of its Employee Stock Purchase Plan ("ESPP"). In addition, none of the Company's outstanding employee stock options were in-the-money. In February 2003, to restore the equity incentives derived from the out-of-the-money stock options and the suspended ESPP, the Committee granted larger-than-usual annual grants of stock options at fair market value to all employees that vest monthly on a pro-rata basis over a twenty-four month period with a ten-year option term.

Chief Executive Officer Compensation

        Mr. Hodgman's annual salary for 2002 was $300,000 and is unchanged as of the date of the mailing of this proxy. In determining any adjustment in Mr. Hodgman's salary, the Compensation Committee seeks competitiveness with other companies of comparable size within the industry. In addition, Mr. Hodgman is eligible to receive an incentive bonus dependent on overall Company performance, as well as his individual performance. Based upon the Committee's judgment of the overall performance of the Company in 2002 and Mr. Hodgman's importance to the Company's future success, Mr. Hodgman was awarded a bonus in the amount of $300,000. In 2002, Mr. Hodgman was granted options to purchase 100,000 shares of the Company's Common Stock under the terms and conditions of the Company's stock option plan. As part of the Company's desire to restore some of the value of its equity incentive program, Mr. Hodgman received a grant of 675,000 nonstatutory stock options in February 2003. The exercise prices for the 2002 and 2003 option grants were equal to 100% of the fair market value of the Common Stock on the option grant date. Mr. Hodgman also received a cash payment of $150,000 in exchange for his forfeiture of 30,000 shares of restricted stock that were otherwise scheduled to vest in 2002.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's Named Executive Officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance- based compensation that was paid or vested for fiscal year 2002 did not exceed the $1 million limit per officer, and it is expected that the non-performance-based compensation that will be paid or vested for fiscal year 2003 will not exceed that limit. The Company's 1999 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants issued under that plan will qualify as performance-based compensation, which will not be subject to the $1 million limitation. The Committee believes that payment of compensation that is subject to the deduction limits of Section 162(m) is sometimes in the best interest of the Company and has approved, and may approve, such arrangements in certain circumstances.

COMPENSATION COMMITTEE
Frank T. Cary (Chairman) André F. Marion Richard G. Rogers Walter B. Wriston

STOCK PERFORMANCE GRAPH

        The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Nasdaq U.S. Stock Market Index and the Nasdaq Pharmaceutical Index, based on an assumed $100 invested on December 31, 1997, with immediate reinvestment of dividends.

        The Company does not believe it can reasonably identify a peer group of companies on an index or line-of-business basis for the purpose of developing a comparative performance index. The Nasdaq Pharmaceutical Index includes companies that develop, manufacture and market pharmaceutical products, including biopharmaceutical products, as well as diagnostic device companies, and, in the opinion of the Company, provides a meaningful index of comparative performance.

        The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ON CYGNUS STOCK
AND NASDAQ U.S. STOCK MARKET AND PHARMACEUTICAL INDICES

        Total stockholder returns assumes $100 invested on December 31, 1997 with immediate reinvestment of dividends.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2004 Annual Meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than December 31, 2003, which is 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

        SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2004 Annual Meeting is March 15, 2004, which is 45 calendar days prior to the anniversary of this year's mail date. If a stockholder gives notice of such proposal before the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's 2004 Annual Meeting. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC.

ANNUAL REPORT

        A copy of the Company's Annual Report for the fiscal year ended December 31, 2002 has been mailed concurrently with this Proxy Statement to all stockholders entitled to receive notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not proxy soliciting material.

FORM 10-K

        THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE COMPANY AT CYGNUS, INC., ATTENTION: CORPORATE COMMUNICATIONS, 400 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA 94063.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

By Order of the Board of Directors

John C Hodgman Chairman, President and Chief Executive Officer

Dated: April 29, 2003

CYGNUS, INC.

1999 STOCK INCENTIVE PLAN

(As Amended and Restated March 18, 2003)

i

SECTION 8. PAYMENT FOR OPTION SHARES	A-7
(a) General Rule	A-7
(b) Surrender of Stock	A-8
(c) Promissory Note	A-8
(d) Cashless Exercise	A-8
(e) Other Forms of Payment	A-8
SECTION 9. STOCK APPRECIATION RIGHTS	A-8
(a) SAR Agreement	A-8
(b) Number of Shares	A-8
(c) Exercise Price	A-8
(d) Exercisability and Term	A-8
(e) Effect of Change in Control	A-8
(f) Exercise of SARs	A-9
(g) Modification or Assumption of SARs	A-9
SECTION 10. PROTECTION AGAINST DILUTION	A-9
(a) Adjustments	A-9
(b) Reorganizations	A-9
SECTION 11. VOTING AND DIVIDEND RIGHTS	A-9
(a) Restricted Stock	A-9
(b) Stock Units	A-10
SECTION 12. AWARDS UNDER OTHER PLANS	A-10
SECTION 13. LIMITATIONS ON RIGHTS	A-10
(a) Retention Rights	A-10
(b) Stockholders' Rights	A-10
(c) Regulatory Requirements	A-10
SECTION 14. WITHHOLDING TAXES	A-10
(a) General	A-10
(b) Share Withholding	A-10
SECTION 15. ASSIGNMENT OR TRANSFER OF AWARDS	A-11
(a) General	A-11
(b) Trusts	A-11

ii

SECTION 16. DURATION AND AMENDMENTS	A-11
(a) Term of the Plan	A-11
(b) Right to Amend or Terminate the Plan	A-11
SECTION 17. EXECUTION	A-11

iii

CYGNUS, INC.
1999 STOCK INCENTIVE PLAN
As Amended and Restated March 18, 2003

SECTION 1. INTRODUCTION.

        The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company or its Subsidiaries and to attract new individuals with outstanding qualifications.

        The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Stock, Stock Units, Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options) or Stock Appreciation Rights.

        The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan, or in the applicable Stock Award Agreement, SAR Agreement or Stock Option Agreement.

SECTION 2. DEFINITIONS.

          (a)  "Award" means any award of an Option, SAR, Restricted Stock or Stock Unit under the Plan.

          (b)  "Board" means the Board of Directors of the Company, as constituted from time to time.

          (c)  "Change in Control" means a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (a) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company's voting securities; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board.

  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.

          (e)  "Committee" means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

          (f)    "Common Stock" means the Company's common stock.

          (g)  "Company" means Cygnus, Inc. a Delaware corporation.

          (h)  "Consultant" means an individual who performs bona fide services to the Company or a Subsidiary other than as an Employee or Director or Non-Employee Director.

          (i)    "Director" means a member of the Board who is also a common-law employee of the Company or Subsidiary.

          (j)    "Disability" means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

          (k)  "Employee" means any individual who is a common-law employee of the Company or Subsidiary.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m)  "Exercise Price" in the case of an Option, means the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.

          (n)  "Fair Market Value" means the market price of Shares, determined by the Committee as follows:

            (i)    If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

            (ii)  If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

            (iii)  If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

            (iv)  If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith or by an independent third party valuation on such basis as it deems appropriate.

    Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

          (o)  "Grant" means any grant of an Option under the Plan.

          (p)  "Incentive Stock Option" or "ISO" means an incentive stock option described in Code section 422(b).

          (q)  "Key Employee" means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

          (r)  "Non-Employee Director" means a member of the Board who is not a common-law employee of the Company or Subsidiary.

          (s)  "Nonstatutory Stock Option" or "NSO" means a stock option that is not an ISO.

          (t)    "Option" means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

          (u)  "Optionee" means an individual or estate or other entity that holds an Option or SAR.

          (v)  "Participant" means an individual or estate or other entity that holds an Award.

          (w)  "Plan" means this Cygnus, Inc. 1999 Stock Incentive Plan as it may be amended from time to time.

          (x)  "Restricted Stock" means a Share awarded under the Plan.

          (y)  "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

          (z)  "Securities Act" means the Securities Act of 1933, as amended.

          (aa) "Service" means service as an Employee, Director, Non-Employee Director or Consultant.

          (bb) "Share" means one share of Common Stock.

          (cc) "Stock Appreciation Right" or "SAR" means a stock appreciation right awarded under the Plan.

          (dd) "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Stock or Stock Unit award which contains the terms, conditions and restrictions pertaining to such Restricted Stock or Stock Unit Award.

          (ee) "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

          (ff)  "Stock Unit" means a bookkeeping entry representing the equivalent of a Share, as awarded under the Plan.

          (gg) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

          (hh) "10-Percent Shareholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

        (a)  Committee Composition. The Plan shall be administered by a Committee appointed by the Board. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been appointed, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

        The Committee shall consist of two or more directors of the Company who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Awards to Key Employees who are officers or directors of the Company under section 16 of the Exchange Act.

        The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

        With respect to any matter, the term "Committee", when used in this Plan, shall refer to the Committee that has been delegated authority with respect to such matter.

        (b)  Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

          (i)    selecting Key Employees who are to receive Awards under the Plan;

          (ii)  determining the type, number, vesting requirements and other features and conditions of such Awards (with the exception of the Section 7(j) Automatic Option Grants);

          (iii)  interpreting the Plan; and

          (iv)  making all other decisions relating to the operation of the Plan.

        The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

SECTION 4. ELIGIBILITY.

        (a)  General Rules. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee.

        (b)  Incentive Stock Options. Only Key Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

SECTION 5. SHARES SUBJECT TO PLAN.

        (a)  Basic Limitations. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 11,416,385 Shares on a fully diluted basis, subject to adjustment pursuant to Section 10. In addition, the total number of Shares underlying Awards of Restricted Stock, Stock Appreciation Rights and Stock Units shall not exceed 1,200,000 Shares. For purposes of determining whether this 1,200,000 Share limit has been reached, Shares that are withheld from Awards of Restricted Stock, Stock Appreciation Rights and Stock Units pursuant to Section 14(b) shall not be counted.

        (b)  Additional Shares. If Stock Units, Options or SARs are forfeited or if Options or SARs terminate for any other reason before being exercised, then such Stock Units, Options or SARs shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If Restricted Stock is forfeited, then such Restricted Stock shall again become available for Awards under the Plan.

        (c)  Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Stock, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

SECTION 6. TERMS AND CONDITIONS FOR AWARDS OF RESTRICTED STOCK AND STOCK UNITS.

        (a)  Time, Amount and Form of Awards. Awards under the Plan may be granted in the form of Restricted Stock, in the form of Stock Units, or in any combination of both. Restricted Stock or Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Stock or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

        (b)  Payment for Awards. No cash consideration shall be required of the recipients of Restricted Stock or Stock Units under this Section 6.

        (c)  Vesting Conditions. Each Award of Restricted Stock or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. To the extent required by applicable law, Restricted Stock or Stock Units shall vest at least as rapidly as 20% annually over a five-year period and any rights to repurchase Shares at their original purchase price shall also lapse at least as rapidly as 20% annually. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, Disability, retirement, Change in Control or other events.

        (d)  Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.

        (e)  Death of Recipient. Any Stock Units Award that becomes payable after the Award recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the recipient's death. If no beneficiary was designated or if no designated beneficiary survives the recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

        (f)    Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

        (g)  Effect of a Change in Control. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six (6) months, a Change in Control will occur with respect to the Company, then the Committee at its sole discretion may determine that any or all outstanding Awards shall become fully exercisable as to all Shares subject to such Awards.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

        (a)  Stock Option Agreement. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

        (b)  Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10. Options granted to any Optionee in a particular calendar year shall in no event exceed 25% of the Shares authorized for Award under this Plan subject to adjustment in accordance with Section 10.

        (c)  Exercise Price. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. An Option's Exercise Price shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

        (d)  Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO, and to the extent required by applicable law a NSO, shall in no event exceed ten (10) years from the date of Grant (five (5) years for ISO Grants to 10-Percent Shareholders). To the extent required by applicable law, Options shall vest at least as rapidly as 20% annually over a five-year period. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Disability, retirement, Change in Control or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. NSOs may also be awarded in combination with Restricted Stock or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Stock or Stock Units are forfeited. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

        (e)  Effect of a Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Shares subject to such Option in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six (6) months, a Change in Control will occur with respect to the Company, then the Committee at its sole discretion may determine that any or all outstanding Options shall become fully exercisable as to all Shares subject to such Options.

        (f)    Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

        (g)  Transferability of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        (h)  No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by an Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

        (i)    Restrictions on Transfer. Any Shares issued upon exercise of an Option shall be subject to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law (including to the extent applicable, Rule 260.140.8 of Title 10 of the California Code of Regulations) and with the Company's insider trading policy.

        (j)    Automatic Option Grants to Non-Employee Directors. Non-Employee Directors shall automatically be Granted NSOs ("Automatic Option Grants") as set forth in this Section 7(j) (subject to adjustment under Section 10).

          (i)    Each Non-Employee Director shall receive an Automatic Option Grant for 6,000 Shares on the first trading day in June on or after his or her initial election or appointment. However, any Non-Employee Director who is first elected or appointed after May 31 of any year (and who is not already serving on the Board at that time) shall receive an Automatic Option Grant on the date of such initial election or appointment for the number of Shares he or she would have received on the first trading day in June of that year had he or she then been eligible. In addition, on each anniversary of each Non-Employee Director's initial Automatic Option Grant, each such continuing Non-Employee Director shall receive an additional Automatic Option Grant for an amount of Shares that is equal to 110% of the number of Shares (rounded down to the nearest whole number) he or she received under the previous year's Automatic Option Grant.

          (ii)  The terms and conditions applicable to each Automatic Option Grant shall be as contained in this Section 7(j)(ii). The Option Exercise Price shall be equal to one hundred percent (100%) of the Fair Market Value of one Share on the date of Grant. Each Automatic Option Grant shall have a term of ten (10) years measured from the date of Grant. Shares subject to an Automatic Option Grant shall fully vest and shall be exercisable at any time beginning twelve (12) months after the date of Grant or upon the consummation of a Change in Control. No Options Granted under this Plan may be exercised prior to Plan approval by the Company's stockholders. Upon exercise of the Option, the Exercise Price shall be payable immediately in cash or in Shares that the Optionee has held for at least six (6) months. To the extent permitted by applicable law, the payment may also be made by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price. In the event the Optionee ceases to provide Services as a Non-Employee Director, outstanding vested Options may be exercised, within the term of such Options, for a period of three (3) months after the date of such cessation of Board service. However, the post-Service Option exercise period shall be twelve (12) months in the case of cessation by reason of the Optionee's Disability or death. In the case of death, the Option may be exercised within such twelve (12) month period by the estate or heirs of the Optionee.

          (iii)  This Automatic Option Grant program for the Non-Employee Directors shall be self-executing in accordance with its terms as provided for under the Plan, and neither the Board or Committee shall exercise any discretionary functions with respect to any Option Grants made under this program. Notwithstanding the preceding sentence, the full Board in its sole discretion may make additional NSO Grants to one or more Non-Employee Directors on such terms and conditions as the Board determines.

SECTION 8. PAYMENT FOR OPTION SHARES.

        (a)  General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

          (i)    In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 8.

          (ii)  In the case of an NSO granted under the Plan, the Committee may at any time accept payment in any form(s) described in this Section 8.

        (b)  Surrender of Stock. To the extent that this Section 8(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

        (c)  Promissory Note. To the extent that this Section 8(c) is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note.

        (d)  Cashless Exercise. To the extent that this Section 8(d) is applicable, payment for all or any part of the Exercise Price may be made by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company.

        (e)  Other Forms of Payment. To the extent that this Section 8(e) is applicable, and with Committee approval, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 9. STOCK APPRECIATION RIGHTS.

        (a)  SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

        (b)  Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 10.

        (c)  Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

        (d)  Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. To the extent required by applicable law, SARs shall vest at least as rapidly as 20% annually over a five-year period. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, Disability, retirement, Change in Control or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. SARs may also be awarded in combination with Options, Restricted Stock or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Stock or Stock Units are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six (6) months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

        (e)  Effect of Change in Control. The Committee may determine, at the time of awarding a SAR or thereafter, that such SAR shall become fully exercisable as to all Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee at its sole discretion may determine that any or all outstanding SARs shall become fully exercisable as to all Shares subject to such SARs.

        (f)    Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

        (g)  Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the Award of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

SECTION 10. PROTECTION AGAINST DILUTION.

        (a)  Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

          (i)    the number of Options, SARs, Restricted Stock and Stock Units available for future Awards under Section 5;

          (ii)  the number of Stock Units included in any prior Award which has not yet been settled;

          (iii)  the number of Shares covered by each outstanding Option and SAR; or

          (iv)  the Exercise Price under each outstanding Option and SAR.

Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        (b)  Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options, SARs, Restricted Stock and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash or for cancellation.

SECTION 11. VOTING AND DIVIDEND RIGHTS.

        (a)  Restricted Stock. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Stock shall not reduce the number of Shares available under Section 5.

        (b)  Stock Units. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

SECTION 12. AWARDS UNDER OTHER PLANS.

        The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 13. LIMITATIONS ON RIGHTS.

        (a)  Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

        (b)  Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Sections 6, 10 and 11.

        (c)  Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 14. WITHHOLDING TAXES.

        (a)  General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

        (b)  Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

SECTION 15. ASSIGNMENT OR TRANSFER OF AWARDS.

        (a)  General. Except as provided in Section 14, or in an applicable agreement, or as required by applicable law, an Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. An Option or SAR may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. Any act in violation of this Section 15 shall be void. However, this Section 15 shall not preclude a Participant from designating a beneficiary who will receive any outstanding Awards in the event of the Participant's death, nor shall it preclude a transfer of Awards by will or by the laws of descent and distribution.

        (b)  Trusts. Neither this Section 15 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Stock or Stock Units to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Stock or Stock Units from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Stock or Stock Units held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

SECTION 16. DURATION AND AMENDMENTS.

        (a)  Term of the Plan. If the Plan, as set forth herein, is approved by stockholders at the May 2003 annual meeting of stockholders, then the Plan shall terminate, subject to Section 16(b), no later than March 18, 2013. If the Plan, as set forth herein, is not approved by stockholders at the May 2003 annual meeting of stockholders, then the Plan shall terminate, subject to Section 16(b), no later than January 1, 2004.

        (b)  Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan's termination. The Board may not, without the approval of the Company's stockholders (i) materially increase the number of Shares subject to Awards under the Plan (unless necessary to effect the adjustments required under Section 10)), (ii) materially modify the eligibility requirements for Awards under the Plan, or (iii) make any other change with respect to which the Board determines that Company stockholder approval is required by applicable law or regulatory standards.

SECTION 17. EXECUTION.

        To record the adoption of the amended and restated Plan by the Board, the Company has caused its duly authorized officer to execute this Plan.

Cygnus, Inc.
By	/s/ JOHN C HODGMAN
Title	Chairman, President and CEO

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CYGNUS, INC.
2003 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Cygnus, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2003 Annual Meeting of Stockholders of Cygnus, Inc., to be held on June 9, 2003, and hereby appoints John C Hodgman, Craig W. Carlson and Barbara G. McClung, and each of or any of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at such meeting and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS AND FOR EACH OF THE LISTED PROPOSALS, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

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COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE
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(Continued, and to be marked, dated and signed, on the other side)

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Please mark your votes as indicated in this example	☒
		FOR	WITHHELD FOR ALL
1.	ELECTION OF DIRECTORS Nominees: 01 Frank T. Cary, 02 John C Hodgman, 03 André F. Marion, 04 Richard G. Rogers and 05 Walter B. Wriston.	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Proposal to amend the Company's 1999 Stock Incentive Plan to extend the term of the 1999 Stock Incentive Plan so that the 1999 Stock Incentive Plan will expire on March 18, 2013 instead of January 1, 2004.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Proposal to ratify the re-appointment of Ernst & Young LLP as the Company's independent auditors for the 2003 fiscal year.	☐	☐	☐
	I PLAN TO ATTEND THE MEETING.	☐
	COMMENT/ADDRESS CHANGE Please mark this box if you have written comments/address change on the reverse side.	☐

Signature(s) _________________________________________________________ Dated ____________, 2003

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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QuickLinks

PROPOSAL ONE—RE-ELECTION OF DIRECTORS
PROPOSAL TWO—APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1999 STOCK INCENTIVE PLAN
PROPOSAL THREE—RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL-YEAR END OPTION VALUES
COMPENSATION COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
ANNUAL REPORT
FORM 10-K
OTHER MATTERS
TABLE OF CONTENTS
CYGNUS, INC. 1999 STOCK INCENTIVE PLAN As Amended and Restated March 18, 2003